UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 1, 2010, Sunoco, Inc. (the “Company”) announced that it reached an agreement to sell its subsidiary, Sunoco Chemicals, Inc., comprised of its polypropylene business, to Braskem S.A., one the largest producers of petrochemicals and thermoplastic resins in the Americas, for approximately $350 million in cash. The sale will include assets and inventory of the polypropylene business, subject to a market-based working capital adjustment at the time of closing. Sunoco will retain its phenol and derivatives business, which has manufacturing assets located in Philadelphia, PA and Haverhill, OH. The transaction is subject to regulatory approval and customary closing conditions, and is expected to close on or before March 31, 2010. The Company expects to record a pre-tax loss on the sale in the first quarter of 2010, of approximately $185-195 million. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs, contract termination fees and curtailment costs associated with the Company’s defined benefit plans. However, the Company but does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated February 1, 2010, which is incorporated by reference herein.

Item 2.06	Material Impairments

As discussed above, under Item 2.05 of the report, the Company expects to record a pre-tax loss in the first quarter of 2010 on the sale of its polypropylene business to Braskem S.A., of approximately $185-195 million. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs, contract termination fees and curtailment costs associated with the Company’s defined benefit plans. However, the Company but does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated February 1, 2010, which is incorporated by reference herein.

Item 8.01.	Other Events.

On February 1, 2010, the Company also announced that it has permanently shut down its previously idled Eagle Point refinery in Westville, NJ, due to continuing weak demand for refined products and unfavorable market conditions. Processing units at Eagle Point, idled in early November 2009, now have been permanently shut down. However, refined product storage and handling operations will continue. Employees furloughed after the refinery was idled are eligible for a severance program that includes job placement assistance and re-training, as well as a continuation of medical benefits for the length of the severance. The shutdown is not expected to have a material financial impact on the company beyond what previously has been recorded in 2009.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated February 1, 2010, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 - Sunoco, Inc. Press Release, dated February 1, 2010.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: February 4, 2010

/S/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco, Inc. Press Release, dated February 1, 2010.